Exhibit 21.1

U.S. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation
BA International, L.L.C.	Delaware
Caribesock, Inc.	Delaware
Caribetex, Inc.	Delaware
CASA International, LLC	Delaware
CC Products, Inc.	Delaware
Ceibena Del, Inc.	Delaware
Event 1, Inc.	Kansas
GearCo, Inc.	Delaware
GFSI Holdings, Inc.	Delaware
GFSI, Inc.	Delaware
Hanes Menswear, LLC	Delaware
Hanes Puerto Rico, Inc.	Delaware
Hanesbrands Direct, LLC	Colorado
Hanesbrands Distribution, Inc.	Delaware
Hanesbrands Export Canada LLC	Delaware
HBI Branded Apparel Enterprises, LLC	Delaware
HBI Branded Apparel Limited, Inc.	Delaware
HBI Holdco 1 LLC	Delaware
HBI Holdco 2 LLC	Delaware
HbI International, LLC	Delaware
HBI Playtex BATH LLC	Delaware
HBI Receivables LLC	Delaware
HBI Sourcing, LLC	Delaware
Inner Self LLC	Delaware
Jasper-Costa Rica, L.L.C.	Delaware
Knights Apparel LLC	Delaware
Knights Holdco LLC	Delaware
Maidenform (Bangladesh) LLC	Delaware
Maidenform (Indonesia) LLC	Delaware
Maidenform Brands LLC	Delaware
Maidenform International LLC	Delaware
Maidenform LLC	Delaware
MF Retail LLC	Delaware
MFB International Holdings S.a r.l., US Branch	United States
Playtex Dorado, LLC	Delaware
Playtex Industries, Inc.	Delaware
Playtex Marketing Corporation (50%) owned)	Delaware
Seamless Textiles, LLC	Delaware
Shock Absorber US Inc	Delaware
UPCR, Inc.	Delaware
UPEL, Inc.	Delaware

NON-U.S. SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Formation
Bali Dominicana Textiles, S.A.	Panama/DR
Bali Dominicana, Inc.	Panama/DR
Belfein GmbH	Germany
Belfein Slovakia A.S.	Slovakia
Bellinda Èeská republika, s.r.o.	Czech Republic
Bellinda Hungária Kft.	Hungary
Bellinda Polksa SP z.o.o.	Poland
Bellinda Slovensko s.r.o.	Slovakia
Canadelle Holding Corporation Limited	Canada
Canadelle Limited Partnership	Canada
Cartex Manufacturera S. de R. L.	Costa Rica
CASA International, LLC Holdings S.C.S.	Luxembourg
Caysock, Inc.	Cayman Islands
Caytex, Inc.	Cayman Islands
Caywear, Inc.	Cayman Islands
Ceiba Industrial, S. De R.L.	Honduras
Choloma, Inc.	Cayman Islands
Confecciones Atlantida S. De R.L.	Honduras
Confecciones del Valle, S. De R.L.	Honduras
Confecciones El Pedregal Inc.	Cayman Islands
Confecciones El Pedregal S.A. de C.V.	El Salvador
Confecciones Jiboa S.A. de C.V.	El Salvador
Confecciones La Caleta	Cayman Islands
Confecciones La Herradura S.A. de C.V.	El Salvador
Confecciones La Libertad, Ltda de C.V.	El Salvador
DB Apparel Spain S.A.	Spain
DBA Bodywear Germany GmbH	Germany
DBA Deutschland GmbH	Germany
DBA Lux Holding SA	Luxembourg
DBA Osterreich GmbH	Austria
DBApparel Benelux SPRL	Belgium
DBApparel Direct Marketing S.A.S.	France
DBApparel E-Commerce S.A.S.	France
DBApparel Hellas L.T.D.	Greece
DBApparel Italia Srl	Italy
DBApparel Nederland B.V.	Netherlands
DBApparel Operations S.A.S.	France
DBApparel S.A.S.	France
DBApparel South Africa (PTY) Limited	South Africa
DBApparel Switzerland GmbH	Switzerland
DBApparel UK Ltd	United Kingdom
DBApparel UK Trading Ltd	United Kingdom

Name of Subsidiary	Jurisdiction of Formation
DIM Finance S.A.S.	France
DIM Portugal - Importacao e Comercializãcao, Lda.	Portugal
DIM Rus	Russian Federation
DIM S.A.S.	France
Dos Rios Enterprises, Inc.	Cayman Islands
GFSI Canada Company	Canada
GFSI Southwest, S. de R.L. de C.V.	Mexico
H.N. Fibers Ltd (49%)	Israel
Hanes Brands Incorporated de Costa Rica, S.A.	Costa Rica
Hanes Caribe, Inc.	Cayman Islands
Hanes Choloma, S. de R. L.	Honduras
Hanes Colombia, S.A.	Colombia
Hanes Commercial Europe S.a r.l.	Luxembourg
Hanes de Centroamerica S.A.	Guatemala
Hanes de El Salvador, S.A. de C.V.	El Salvador
Hanes Dominican, Inc.	Cayman Islands
Hanes Global Holdings Luxembourg S.a r.l.	Luxembourg
Hanes Global Supply Chain Europe S.a r.l.	Luxembourg
Hanes Ink Honduras, S.A. de C.V.	Honduras
Hanes IP Europe S.a r.l.	Luxembourg
Hanes Menswear Puerto Rico, Inc.	Puerto Rico
Hanes Panama Inc.	Panama
Hanesbrands (HK) Limited	Hong Kong
Hanesbrands (Nanjing) Textile Co., Ltd.	China
Hanesbrands (Vietnam) Company Limited	Vietnam
Hanesbrands Apparel India Private Limited	India
Hanesbrands Apparel South Africa (Proprietary) Limited	South Africa
Hanesbrands Argentina S.A.	Argentina
Hanesbrands Australia Pty Limited	Australia
Hanesbrands Brasil Textil Ltda.	Brazil
Hanesbrands Canada NS ULC	Canada
Hanesbrands Caribbean Logistics, Inc.	Cayman Islands
Hanesbrands Chile SpA	Chile
Hanesbrands Dominicana, Inc.	Cayman Islands
Hanesbrands Dos Rios Textiles, Inc.	Cayman Islands
Hanesbrands El Salvador, Ltda. De C.V.	El Salvador
Hanesbrands Holdings	Mauritius
Hanesbrands International (Shanghai) Co. Ltd.	China
Hanesbrands International (Thailand) Ltd.	Thailand
Hanesbrands International Honduras S. de R.L.	Honduras
Hanesbrands Japan Inc.	Japan
Hanesbrands Philippines Inc.	Philippines
Hanesbrands ROH Asia Ltd.	Thailand
Hanesbrands Switzerland Holdings GmbH	Switzerland

Name of Subsidiary	Jurisdiction of Formation
Hanesbrands Vietnam Hue Company Limited	Vietnam
HBI Alpha Holdings, Inc.	Cayman Islands
HBI Beta Holdings, Inc.	Cayman Islands
HBI Compania de Servicios, S.A. de C.V.	El Salvador
HbI International Holdings S.à r.l.	Luxembourg
HbI International Holdings S.à r.l., Luxembourg, Kusnacht Branch	Switzerland
HbI International/ Jordan Limited Liability Company	Jordan
HBI Manufacturing (Thailand) Ltd.	Thailand
HBI RH Mexico, S. De R.L. de C.V.	Mexico
HBI Risk Management Ltd.	Bermuda
HBI Servicios Administrativos de Costa Rica, S.A.	Costa Rica
HBI Socks de Honduras, S. de R.L. de C.V.	Honduras
HBI Sourcing Asia Limited	Hong Kong
HBI Uno Holdings, Inc.	Cayman Islands
Industria Textilera del Este ITE, S.R.L.	Costa Rica
Industrias El Porvenier, S. de R.L.	Honduras
International Underwear S.à r.l.	Morocco
Inversiones Bonaventure S.A. de C.V.	El Salvador
J.E. Morgan de Honduras, S.A.	Honduras
Jasper Honduras, S.A.	Honduras
Jasper-Salvador, S.A. de C.V.	El Salvador
Jogbra Honduras, S.A.	Honduras
Maidenform (Asia) Limited	British Virgin Islands
Maidenform (U.K.) Limited	United Kingdom
Maidenform Brands Germany GmbH	Germany
Maidenform Brands International Limited	Ireland
Maidenform Brands Spain, S.R.L.	Spain
Manufacturera Ceibena S. de R.L.	Honduras
Manufacturera Comalapa S.A. de C.V.	El Salvador
Manufacturera de Cartago, S.R.L.	Costa Rica
Manufacturera San Pedro Sula, S. de R.L.	Honduras
MF Brands S.A. de C.V.	Mexico
MF Supreme Brands de Mexico, S.A. de C.V.	Mexico
MFB International Holdings S.a r.l.	Luxembourg
Playtex Puerto Rico, Inc.	Puerto Rico
PT. HBI Sourcing Indonesia	Indonesia
PTX (D.R.), Inc.	Cayman Islands
Rinplay S. de R.L. de C.V.	Mexico
Rosko Textil S.R.L.	Romania
Sagepar SARL	France
Seamless Puerto Rico, Inc.	Puerto Rico
Servicios de Soporte Intimate Apparel, S. de R.L.	Costa Rica
Socks Dominicana S.A.	Dominican Republic
Texlee El Salvador, Ltda. de C.V.	El Salvador

Name of Subsidiary	Jurisdiction of Formation
The Harwood Honduras Companies, S. de R.L.	Honduras
Tricotbest B.V.	Netherlands
VSE Verwaltungsgesellschaft mbH	Germany